SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

June 4, 2010

Date of Report

(Date of Earliest Event Reported)

ZALDIVA, INC.

 (Exact Name of Registrant as Specified in its Charter)

FLORIDA	000-49652	65-0773383
(State or other jurisdiction of incorporation(	(Commission File No.)	(IRS Employer I.D. No.)

331 East Commercial Blvd.

Oakland Park, Florida  33334

 (Address of Principal Executive Offices)

(954) 938-4133

Registrant's Telephone Number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Effective as of June 4, 2010, Zaldiva, Inc., a Florida corporation (the “Company”), and Asher Enterprises, Inc., a Delaware corporation (“Asher”), entered into a Securities Purchase Agreement (the “SPA”) by which the Company agreed to sell, and Asher agreed to purchase, an 8% convertible note in the aggregate principal amount of $25,000 (the “Note”).  Under the SPA, Asher shall have a right of first refusal with respect to all equity financings (including debt with an equity component) that the Company conducts during the 12 months following the closing date of the SPA.

The Note, which was also executed on June 4, 2010, has a maturity date of March 7, 2011, and bears a default interest rate of 22% from the maturity date until the Note is paid.  The Note is convertible, at Asher’s option, into shares of the Company’s common stock at a price that is equal to 50% of the average of the lowest three trading prices for the common stock during the 10-trading day period ending on the trading day before Asher delivers to the Company its Conversion Notice with respect to such conversion.  All shares of common stock issued upon conversion of the Note shall be “unregistered” and “restricted” shares and the certificates for such shares shall bear the standard restrictive legend.  In no event shall Asher be entitled to convert any portion of the Note if such conversion would cause Asher and its affiliates to own more than 4.99% of the Company’s then-outstanding shares of common stock.

Upon the occurrence of certain Events of Default such as:  (i) the failure to make a principal or interest payment or to issue shares of common stock upon conversion of the Note; (ii) the Company’s breach of any material covenant, representation or warranty with respect to the Note or the SPA; (iii) the appointment of a receiver or trustee for the Company; (iv) the entry of a money judgment for more than $50,000 against the Company; (v) the Company’s bankruptcy, liquidation or the delisting of its common stock; (vi) the Company’s failure to comply with the reporting obligations of the Securities Exchange Act of 1934, as amended; (vii) the restatement of any of the Company’s financial statements filed with the Securities and Exchange Commission if such a restatement would result in a material adverse effect on Asher’s rights under the Note or the SPA ; or (viii) any reverse split of the Company’s common stock without 20 days’ prior written notice to Asher, the Note shall become immediately due and payable and the Company shall pay to Asher 150% of the sum of all then outstanding principal and interest on the Note, together with default interest.

Asher has represented to the Company that it is an “accredited investor” as defined in Rule 501(a) of Regulation D of the Securities and Exchange Commission.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 of this Current Report.

Item 9.01  Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.

Description of Exhibit

10.1

Securities Purchase Agreement

10.2

Convertible Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ZALDIVA, INC., a Florida

corporation

Date:  June 7, 2010

/s/ Nicole Leigh

                        Nicole Leigh, President